Exhibit 99.1

FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Announces Consolidation of Manufacturing
Network, Capturing Operational Synergies Post Novitium Acquisition

-- Operations at Oakville, Canada manufacturing plant expected to end by first quarter 2023 --

-- Action part of ongoing efforts to drive cost-competitiveness and deliver sustainable growth for generics business --

-- Preliminary estimate of $7 million to $8 million improvement in profitability and cash flow on annualized basis --

-- Manufacturing network well positioned to ensure new product launches and supply continuity for patients and customers --

BAUDETTE, Minn.--(BUSINESS WIRE) – June 2, 2022 – ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced that it intends to cease operations at its Oakville, Ontario, Canada manufacturing plant by first quarter 2023. This action is part of ongoing initiatives to capture operational synergies following the Company’s acquisition of Novitium Pharma in November 2021.

ANI remains committed to meeting patient needs and ensuring the continuity of supply of its medicines to patients and customers. The Company will transition the majority of products manufactured or packaged in Oakville to one of its three U.S.-based manufacturing sites. The Company is seeking to find potential buyers for the Oakville site and remains committed to treating employees with fairness and respect.

“Driving cost-competitiveness and efficiencies is imperative for achieving sustainable growth in the U.S. generics industry. Consolidation of our manufacturing network allows ANI to achieve significant cost savings and stay competitive. Our remaining manufacturing sites are well-placed to support our future growth and enable us to continue serving patients in need,” said Nikhil Lalwani, President and CEO of ANI.

ANI expects this action to improve profitability and cash flow by $7 million to $8 million on an annualized basis. The Company is in the process of developing best estimates of expected charges related to acceleration of depreciation, asset impairments, and employee severance and benefit expense and will provide updates when that information is available.

About ANI

ANI Pharmaceuticals is a diversified bio-pharmaceutical company serving patients in need by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceutical products, including for diseases with high unmet medical need. Our team is focused on delivering sustainable growth by building a successful Purified Cortrophin® Gel franchise, strengthening our generics business with enhanced development capability, innovation in established brands and leveraging our North American manufacturing capabilities. For more information, please visit www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release relate to information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding when the Company will complete the closure of the Oakville plant, statements regarding the financial impact of ceasing operations at the Oakville plant, statements about the Company’s corporate strategy, future operations, products, financial performance, financial position, operating results and prospects, including plans for sustainable growth, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the costs involved in commercializing Cortrophin Gel; the ability to maintain regulatory approval of the product and maintain sufficiency of the product; the ability to obtain reimbursement from third-party payors for this product; evolving government legislation; risks the Company may face with respect to importing raw materials; the use of single source suppliers and the time it may take to validate and qualify another supplier, if necessary; whether the Company experiences disruptions to its operations resulting from the plant closure; manufacturing difficulties or delays; ANI’s reliance on third parties over which it may not always have full control; increased competition and strategies employed by competitors; the ability to realize benefits anticipated from acquisitions, including, but not limited to, post-close integration activities related to the Novitium Pharma acquisition; costs and regulatory requirements relating to contract manufacturing arrangements; delays or failure in obtaining product approvals from the U.S. Food and Drug Administration; general business and economic conditions, including the ongoing impact of and uncertainties regarding the COVID-19 pandemic; market trends for our products; regulatory environment and changes; and regulatory and other approvals relating to product development and manufacturing, and other risks and uncertainties that are described in ANI’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other periodic reports filed with the Securities and Exchange Commission.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Lisa M. Wilson

In-Site Communications, Inc.
212-452-2793
lwilson@insitecony.com

Media Contact:

Angela Salerno-Robin
dna Communications
T: 212-445-8219
E: ASalerno-Robin@dna-comms.com

SOURCE: ANI Pharmaceuticals, Inc.